SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2016

OptimizeRx Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 5.02 concerning the entry into a material definitive agreement is incorporated by reference in this Item 1.01.

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Brian Dillon

Effective June 22, 2016, we have appointed Mr. Brian Dillon as our Senior Vice President of Product and Strategy.

With over 35 years’ experience with Software Systems and Services in the Insurance, Pharmaceutical, Pharmacy and Healthcare sectors, Mr. Dillon has been the driving force and founder of a series of successful start-up companies in Canada (QuadROM) and the US (Kelly Waldron Technology Solutions) with successful transitions in all cases. As a result of those transitions he has had the pleasure of working within Fortune 30 companies in senior management roles both domestically (McKesson) and internationally (Cegedim). The mission of each company had focused on delivering advanced sales & marketing systems, technology platforms and related services to the sectors stated above. More recently, 2006 to present, Mr. Dillon has been involved in the Health Information Technology sector as a consultant to a variety of companies with mandates including an interim role of CEO for an Electronic Health Records (EHR) company, a senior business development strategist for a publicly traded eRx systems provider in Canada, a business development specialist for a unique data mining company, product/channel strategist for a large CoPay company as well as to a select number of strategic clients within the HiTech sector.

Aside from that provided above, Mr. Dillon does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Dillon and any of our directors or executive officers.

Aside from the following, Mr. Dillon has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

On June 22, 2016, Mr. Dillon and our company entered into an agreement to consult with our company as our Senior Vice President of Product and Strategy. Pursuant to the agreement, Mr. Dillon will receive an annual base salary of $185,000 and he will be eligible for a bonus of up to 30% of his base salary based on our executive bonus plan. The bonus is payable in shares of our common stock or a combination of 50% cash and 50% equity, as requested by Mr. Dillon.

In addition, we also agreed to recommend to the Board of Directors that our company grant to Mr. Dillon an option under our 2013 Incentive Plan to purchase 100,000 shares of our common stock with an exercise price at fair market value per share on the date of grant. In addition, we agreed to recommend to the Board of Directors that the company grant to Mr. Dillon an option under our 2013 Incentive Plan to purchase 300,000 shares of our common stock with an exercise price at fair market value per share on the date of grant should we determine, in our sole discretion, that Mr. Dillon is responsible for achieving $2 million in new business from additional products or product extensions.

The options will be subject to vesting and other terms as set forth in the 2013 Incentive Plan, Stock Option Grant Notice and Stock Option Agreement.

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The agreement further provides that if Mr. Dillon’s consultancy with us is involuntarily terminated without cause, Mr. Dillon will be entitled to receive a severance payment of up to six months of his applicable base pay, provided that he has served for a period of six months beforehand.

The agreement contains a Business Protection Agreement that contains restrictive covenants that include a non-compete both during the consultancy and for a period of one year thereafter, and an inventions assignment clause both during the consultancy and for a period of six months thereafter. The agreement also contains a confidentiality provision.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Doug Baker

On June 27, 2016, we entered into an updated employment agreement with Mr. Doug Baker to continue serving as our Chief Financial Officer. Under the agreement, we agreed to compensate Mr. Baker $180,000 annually and he will be eligible for a bonus of up to 30% of his base salary based on our executive bonus plan. The bonus is payable in shares of our common stock or a combination of 50% cash and 50% equity, as requested by Mr. Baker. Mr. Baker is also eligible for employee benefits, including our 401(k) plan, medical and dental insurance and short and long term disability. The agreement further provides that if Mr. Baker’s employment with us is involuntarily terminated without cause, Mr. Baker will be entitled to receive a severance payment of up to six months of his applicable base pay.

The agreement contains a Business Protection Agreement that contains restrictive covenants that include a non-compete both during the employment and for a period of one year thereafter, and an inventions assignment clause both during the employment and for a period of six months thereafter. The agreement also contains a confidentiality provision.

A copy of the updated employment agreement is attached hereto as Exhibit 10.2, and is incorporated herein by reference. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text thereto.

Terry Hamilton

On June 27, 2016, we entered into an updated employment agreement with Mr. Terry Hamilton to continue serving as our Senior Vice President of Sales. Under the agreement, we agreed to compensate Mr. Hamilton $181,650 annually and he will be eligible for a bonus of up to 40% of his base salary based on our executive bonus plan. The bonus is payable in shares of our common stock or a combination of 50% cash and 50% equity, as requested by Mr. Hamilton. Mr. Hamilton is also eligible for employee benefits, including our 401(k) plan, medical and dental insurance and short and long term disability. The agreement further provides that if Mr. Hamilton’s employment with us is involuntarily terminated without cause, Mr. Hamilton will be entitled to receive a severance payment of up to twelve months of his applicable base pay.

The agreement contains a Business Protection Agreement that contains restrictive covenants that include a non-compete both during the employment and for a period of one year thereafter, and an inventions assignment clause both during the employment and for a period of six months thereafter. The agreement also contains a confidentiality provision.

A copy of the updated employment agreement is attached hereto as Exhibit 10.3, and is incorporated herein by reference. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text thereto.

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SECTION 7 – Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure

On June 22, 2016, we issued a press release concerning the appointment of Mr. Brian Dillon to the new position of SVP of Product and Strategy. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement, dated June 22, 2016, by and between OptimizeRx Corp. and Brian Dillon.
10.2	Employment Agreement, dated June 27, 2016, by and between OptimizeRx Corp. and Doug Baker
10.3	Employment Agreement, dated June 27, 2016, by and between OptimizeRx Corp. and Terry Hamilton
99.1	Press release, dated June 22, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Doug Baker
Doug Baker
Chief Financial Officer

Date: June 27, 2016

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